Exhibit A

As revised February 26, 2014

COMPASS EMP FUNDS TRUST

CLASS C MASTER DISTRIBUTION PLAN

The Class C Master Distribution Plan has been adopted with respect to the following Funds:

Compass EMP U.S. 500 Volatility Weighted Fund
Compass EMP U.S. Small Cap 500 Volatility Weighted Fund
Compass EMP International 500 Volatility Weighted Fund
Compass EMP Emerging Market 500 Volatility Weighted Fund
Compass EMP REC Enhanced Volatility Weighted Fund
Compass EMP U.S. 500 Enhanced Volatility Weighted Fund
Compass EMP Long/Short Strategies Fund
Compass EMP International 500 Enhanced Volatility Weighted Fund
Compass EMP U.S. Long/Short Fund
Compass EMP Commodity Strategies Enhanced Volatility Weighted Fund
Compass EMP Commodity Strategies Volatility Weighted Fund
Compass EMP Managed Futures Strategy Fund
Compass EMP U.S. Long/Short Fixed Income Fund
Compass EMP Market Neutral Income Fund
Compass EMP U.S. Enhanced Fixed Income Fund
Compass EMP Enhanced Fixed Income Fund
Compass EMP Multi-Asset Balanced Fund
Compass EMP Multi-Asset Growth Fund
Compass EMP Alternative Strategies Fund
Compass EMP Conservative Volatility Weighted Fund
Compass EMP Balanced Volatility Weighted Fund
Compass EMP Growth Volatility Weighted Fund